As filed with the Securities and Exchange Commission on June 19, 2008
Registration No. 333-105650

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

McDATA CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State of incorporation)	84-1421844 (I.R.S. Employer Identification Number)
1745 Technology Drive
San Jose, CA 95110
(408) 333-8000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Tyler Wall, Esq.
1745 Technology Drive
San Jose, CA 95110
(408) 333-8000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Katharine A. Martin, Esq.
Bradley L. Finkelstein, Esq.
Wilson Sonsini Goodrich & Rosati
650 Page Mill Road
Palo Alto, California 94304

N/A
(Approximate date of commencement of proposed sale to the public)
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES
     This registration statement relates to the registration of $172,500,000 of 2.25% Convertible Subordinated Notes (the “Notes”) due February 15, 2010 and 16,111,257 shares of McData Class A Common Stock initially issuable upon conversion of the Notes. This Post-Effective Amendment No. 1 deregisters all remaining Notes and shares of McData Class A Common Stock not already sold under this registration statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Jose, state of California, on June 11, 2008.

McDATA CORPORATION
By:	/s/ Michael Klayko
Michael Klayko
Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Klayko Michael Klayko	Chief Executive Officer and Director (Principal Executive Officer)	June 11, 2008

/s/ Richard Deranleau Richard Deranleau	Chief Financial Officer, Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	June 18, 2008

/s/ Tyler Wall Tyler Wall	Director	June 10, 2008